REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 2, 2003 by and among E-LOAN, INC., a Delaware corporation (the “Company”), and the parties referred to as “Investors” on the signature page(s) of this Agreement (each, an “Investor” and collectively, the “Investors”).

R E C I T A L S:

        WHEREAS, the Investors previously entered into a Restated Investor Rights Agreement dated August 20, 1999 (the “Investor Rights Agreement”); and

        WHEREAS, the Investors have purchased pursuant to the exercise of a Put Option Agreement dated August 31, 1998 between the Investors and Christian Larsen an aggregate of 378,549 shares (the “Put Shares”) of the Company’s common stock (“Common Stock”); and

        WHEREAS, a dispute has arisen between the parties regarding the obligation of the Company to register the Put Shares pursuant to the Investor Rights Agreement; and

        WHEREAS, the parties desire to resolve such dispute pursuant to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

A G R E E M E N T:

    1.        Definitions. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following respective meanings:

        “Put Shares” shall mean the 378,549 shares of the Company’s common stock referred to in the second recital to this Agreement.

        “Commission” shall mean the United States Securities and Exchange Commission and any successor agency.

        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        “Person” shall mean an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        “Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

        “Registrable Put Shares” shall mean (a) the Put Shares (b) any shares of Common Stock or other capital stock issued as a dividend, or other distribution with respect to, or in exchange for, or in replacement of, any of the Put Shares, and (c) any shares of capital stock issued by way of a stock split of the Put Shares. For purposes of this Agreement, any Registrable Put Shares shall cease to be Registrable Put Shares when (i) a registration statement covering such Registrable Put Shares has been declared effective and such Registrable Put Shares have been disposed of pursuant to such effective registration statement, or (iii) all such Registrable Put Shares may be sold by any and all Investors pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act without registration under the Securities Act.

        “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    2.        Restrictive Legend. Each certificate representing Put Shares shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company, or the Company shall determine, that the securities being sold thereby may be publicly sold without registration under the Securities Act or the transfer of such securities is permitted under the provisions of Rule 144(k) or Rule 144A (or any rule permitting public sale without registration under the Securities Act).

    3.        Registration. Promptly following the date of this Agreement, the Company shall use its reasonable best efforts to prepare and file with the Commission a registration statement on Form S-3 or any successor thereto, signed, pursuant to Section 6(a) of the Securities Act, by the officers and directors of the Company, with respect to the Registrable Put Shares. The Company assumes no financial responsibility for any delay for any reason in the registration becoming effective. The Investors acknowledge and agree that the Company makes no representation or warranty when or whether the registration will become effective. In connection with this Section 3, the Company shall:

(a)	use reasonable best efforts to cause such registration statement to become effective as promptly as possible and to remain effective through and including the earlier of (i) the time when all of the Registrable Put Shares have been sold pursuant to such registration statement or (ii) the time when all of the Investors can sell all of the Registrable Put Shares pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act without registration under the Securities Act.

(b)	prepare and file with the Commission such amendments and supplements to such registration statement, signed, pursuant to Section 6(a) of the Securities Act, by the officers and directors of the Company, and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Put Shares covered by such registration statement;

(c)	furnish to the Investors such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act and such other documents and information as they may reasonably request;

(d)	use its reasonable best efforts to register or qualify the Registrable Put Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as required by law for the distribution of the Registrable Put Shares covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Put Shares in any jurisdiction in which the securities regulatory authority requires that any Investor submit any shares of its Registrable Put Shares to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Put Shares in such jurisdiction unless such Investor agrees to do so;

(e)	promptly notify each Investor for whom such Registrable Put Shares is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Investor promptly prepare and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Investors of such securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f)	enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Put Shares to be so included in the registration statement;

(g)	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(h)	use its reasonable best efforts to list the Registrable Put Shares covered by such registration statement with any securities exchange on which the Company’s Common Stock is then listed; and

(i)	after the effectiveness of the registration statement, cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Registrable Put Shares to be sold, which certificates shall not bear any restrictive legends other than legends which require a prospectus to be delivered in connection with any sale thereof.

     4.        Suspension of Trading. Notwithstanding any other provision of this Agreement, the Company shall have the right at any time to require that all Investors suspend further open market offers and sales of Registrable Put Shares whenever, and for so long as, in the reasonable judgment of the Company in good faith based upon the advice of counsel, there is in existence material undisclosed information or events with respect to the Company (the “Suspension Right”) such that the registration statement would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company exercises the Suspension Right, such suspension will continuefor such period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to the Company or until such time as the registration statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances underwhich they were made, each as determined in good faith by the Company. The Company will promptly give the Investors notice, in a writing signed by an executive officer of the Company, of any exercise of the Suspension Right. The Company agrees to notify the Investors promptly upon termination of the Suspension Right.

    5.        Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Investors shall furnish to the Company such information regarding themselves, the Registrable Put Shares held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     6.        Expenses of Registration. All expenses incurred in connection with the registration pursuant to this Agreement, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, all fees and disbursements of counsel for the Company, all costs of internal Company personnel (billed at 150% of direct personnel costs), shall be paid by the Investors in proportion to their pro rata portion of the Registrable Put Shares covered by such registration. The parties agree that all underwriting discounts and commissions shall be the responsibility of the Investors. In the event that the registration shall cover shares of Common Stock in addition to the Registrable Put Securities, the Investors shall be responsible only for their pro-rata portion of all Common Stock covered by such registration. The Company shall have no obligation to cause any registration to become effective until it shall be satisfied in its sole discretion that such expenses have been paid by the Investors or adequately provided for.

     7.        Indemnification.

    (a)        To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Investor, such Investor’s directors and officers, any underwriter (as defined in the Securities Act), and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or any other applicable state or federal law, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Investor, such Investor’s directors and officers, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided, further, that the Company shall not be liable to any Investor, such Investor’s directors and officers, underwriter or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, such Investor’s directors and officers, underwriter or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Investor, such Investor’s directors and officers, underwriter or controlling person, and shall survive the transfer of the Registrable Put Shares by such Investor.

    (b)        To the extent permitted by applicable law, each Investor shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter (within the meaning of the Securities Act) for the Company against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or any other applicable state or federal law, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement in reliance upon and in conformity with written information furnished expressly by or on behalf of such Investor for use in connection with such registration; and each such Investor shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel and one local counsel for all of them unless, in the reasonable judgment to of an indemnified party, there is a conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel and local counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Investor hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Investor under any such registration statement bears to the total net proceeds from the sale of all securities sold thereunder.

    (c)        Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that the exercise of the foregoing right shall be conditioned upon the written acknowledgment of the indemnifying party to the indemnified party of the indemnifying party’s obligation hereunder to indemnify the indemnified party for any losses arising from such action; and provided further, that in such event, the indemnified party shall have the right to retain its own counsel and local counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, shall only release the indemnifying party from any of its obligations under this Section 7(c) if, and only to the extent that, such indemnifying party is materially prejudiced by such failure, but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

    (d)        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    8.        Transfer of Registration Rights. The registration rights provided for in this Agreement may not be transferred or assigned.

    9.        Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

    10.        Counterparts; Titles. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    11.        Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, overnight courier or facsimile, directed to (a) the Investors at c/o Sequoia Capital, Building Four, Suite 280, 3000 Sand Hill Road, Menlo Park, CA 94025, Attn: Melinda Dunn, facsimile (650) 854-2977, with a copy to Jones Day at 2882 Sand Hill Road; Suite 240, Menlo Park, California 94025, Attn R. Todd Johnson, Esq. or (b) to the Company at E-Loan, Inc., 5875 Arnold Road, Suite 100 Dublin, CA 94568, Attn: Matthew Roberts, facsimile (925) 556-2178, with a copy to Allen Matkins Leck Gamble & Mallory, LLP. Attn: Roger S. Mertz, Esq., facsimile (415) 837-1516, or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. The giving of any notice required hereunder may be waived in writing by the parties hereto. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received.

    12.        Amendments and Waivers. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors of at least 50% of the Put Shares then outstanding. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Investor of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future Investor and all such securities, and the Company. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

    13.        Severability; Entire Agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms. All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement. This Agreement contains the entire Agreement of the parties concerning the subject matter hereof. Any oral representations or modifications of this Agreement shall be of no effect.

    14.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles.

    15.        Forum; Waiver of Jury Trial.

    (a)        All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any California state or federal court sitting in the City and County of San Francisco. The parties hereto hereby (i) submit to the exclusive jurisdiction of any California state or federal court sitting in the City and County of San Francisco for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (ii) waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

    (b)        EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    16.        Release.

    (a)        Acknowledgment and Release. In consideration of the promises and undertakings contained herein, each Investor hereby releases in full and forever discharges and acquits the Company, including any and all of its related and affiliated entities, employees, agents, attorneys, shareholders, officers and/or directors of any of them (herein collectively called “Associated Persons”) from any and all claims, causes of action, liabilities, demands, damages, penalties, debts, obligations, actions and causes of action (“Claims”) whether now known or unknown, arising on or before the date hereof and arising out of or relating to the Investor Rights Agreement other than as provided in this Agreement. Each Investor understands that if any fact with respect to any matter covered by this Agreement is found to be other than, or different from the facts now believed by him to be true, he expressly accepts and assumes the risk of such possible difference in facts and agrees that this Agreement shall be, and remain, in full force and effect notwithstanding such difference in fact.

    (b)        General Release. The release set forth above is a general release and, except as expressly provided herein, is intended to encompass all known and unknown, foreseen and unforeseen claims which either party may have against the other, including all Associated Persons up to and including the date of this Agreement. It is further understood and agreed that each Investor expressly waives all rights under Section 1542 of the Civil Code of the State of California and any similar law of any state or territory of the United States. Said section provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"The Company" E-LOAN, Inc., a Delaware corporation By: /s/ Matthew Roberts —————————————— Matthew Roberts Title: Chief Financial Officer

"Investors" Sequoia Capital VIII By: /s/ Douglas M. Leone —————————————— Title: Managing Member

Sequoia International Technology Partners VIII By: /s/ Douglas M. Leone —————————————— Title: Managing Member

Sequoia International Technology Partners VIII-Q By: /s/ Douglas M. Leone —————————————— Title: Managing Member

Sequoia 1997 By: /s/ Douglas M. Leone —————————————— Title: Managing Member

CMS Partners By: /s/ Douglas M. Leone —————————————— Title: Managing Member

Continuation Signature Page to Registration Rights Agreement dated September 2, 2003